UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017 (May 11, 2017)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Union Pacific Corporation (the Company) held its Annual Meeting of Shareholders on May 11, 2017, online at UNP.onlineshareholdermeeting.com (the Meeting).  Of the 811,429,272 shares outstanding and entitled to vote at the Meeting, 714,499,711 shares were present at the Meeting in person or by proxy, constituting a quorum of approximately 88.0%.  The shareholders of the Company’s common stock considered and voted upon five proposals at the Meeting.

Proposal 1 – Election of Directors

The holders of the common stock of the Company elected each of the following directors to serve a term of one year, ending at the time of the next Annual Meeting of Shareholders in 2018 (or until a successor is elected) pursuant to the By-Laws of the Company and the applicable laws of the State of Utah:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Andrew H. Card, Jr.	617,616,883	6,963,159	2,054,556	87,865,113
Erroll B. Davis, Jr.	609,838,360	14,653,269	2,142,969	87,865,113
David B. Dillon	618,374,806	6,017,034	2,242,758	87,865,113
Lance M. Fritz	597,575,541	22,918,577	6,140,480	87,865,113
Deborah C. Hopkins	621,243,684	3,178,922	2,211,992	87,865,113
Jane H. Lute	617,845,707	6,749,521	2,039,370	87,865,113
Michael R. McCarthy	610,354,703	14,067,888	2,212,007	87,865,113
Michael W. McConnell	608,469,837	15,965,624	2,199,137	87,865,113
Thomas F. McLarty III	613,950,916	10,482,938	2,200,744	87,865,113
Steven R. Rogel	607,427,003	16,957,126	2,250,469	87,865,113
Jose H. Villarreal	618,937,782	5,512,701	2,184,115	87,865,113

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2017

The holders of the Company’s common stock voted for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
698,022,838	13,104,721	3,372,152	0

Proposal 3 – Advisory Vote to Approve Executive Compensation (“Say on Pay”)

The holders of the Company’s common stock approved, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
422,014,728	201,228,166	3,391,704	87,865,113

Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation (“Say on Frequency”)

The holders of the Company’s common stock approved, on an advisory (non-binding) basis, the frequency of future advisory votes to approve the compensation of the Company’s Named Executive Officers, by the following count:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
565,327,195	2,515,904	55,869,794	2,921,705	87,865,113

Based on the results of the vote, and consistent with the Company’s recommendation, the Board has determined to hold an advisory vote on executive compensation on an annual basis.

Proposal 5 – Shareholder Proposal Regarding Independent Chairman

A shareholder of the Company submitted a proposal requesting that the Board of Directors adopt a policy that the Chairman of the Board of Directors shall be an independent director.  The holders of the Company’s common stock voted against Proposal 5 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
284,487,270	338,190,475	3,956,853	87,865,113

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2017

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel and Assistant Secretary